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Exhibit 4.1

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOT WITHSTANDING THE FOREGOING, THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

VITAL LIVING, INC.

WARRANT TO PURCHASE COMMON STOCK

Number of Shares:

Date of Issuance: As of December 21, 2003

Vital Living, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Nevada, hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,                        , the registered holder hereof, or his permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after twelve (12) months from the date hereof, but not after 11:59 P.M. Eastern Time on the Expiration Date (as defined herein)                         (            ) fully paid and nonassessable shares of Common Stock (as defined herein) of the Company (the "Warrant Shares") at the Warrant Exercise Price as defined in Section 1(a)(xii) below.

        Section 1.

        (a)    Definitions.    The following words and terms as used in this Warrant shall have the following meanings:

            (i)  "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of Las Vegas are authorized or required by law to remain closed.

           (ii)  "Closing Bid Price" means the closing bid price of Common Stock as quoted on the Principal Market (as reported by Bloomberg Financial Markets ("Bloomberg") through its "Volume at Price" function).

          (iii)  "Closing Date" has the meaning given it in the Stock Purchase Agreement.

          (iv)  "Common Stock" means (1) the Company's common stock, $0.001 par value per share, and (ii) any capital stock into which such Common Sock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

           (v)  "Expiration Date" means the date two (2) years from the Issuance Date or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in The City of Las Vegas or the State of Nevada or on which trading does not take place on the Principal Exchange or automated quotation system on which the Common Stock is traded (a "Holiday"), the next date that is not a Holiday.

          (vi)  "Issuance Date" means the date of this Warrant.

         (vii)  "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

        (viii)  "Principal Market" means the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, whichever is at the time the principal trading exchange or market for such security, or the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg or, if no bid or sale information is reported for such security by Bloomberg on the electronic bulletin board, then the "pink sheets" distributed by the National Quotation Bureau, Inc.

          (ix)  "Securities Act" means the Securities Act of 1933, as amended.

           (x)  "Stock Purchase Agreement" means the Stock Purchase Agreement, dated                        , between the Company and the Investors named therein for the purchase of 10% Series A Preferred Stock by the Holder.

          (xi)  "Warrant" means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

         (xii)  "Warrant Exercise Price" shall be $2.00 per share.

        (xiii)  "Warrant Registration Rights Agreement" means the Warrant Registration Rights Agreement dated,                        , between the Company and the Investors named therein with respect to the registration rights pertaining to the Common Stock issuable upon exercise of this Warrant.

        (xiv)  "Warrant Shares" means the shares of Common Stock issuable at any time upon exercise of this Warrant.

        (b)    Other Definitional Provisions.

            (i)  Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company's successors and (B) to any applicable law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

           (ii)  When used in this Warrant, the words "herein," "hereof," and "hereunder" and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "Section," "Schedule," and "Exhibit" shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

          (iii)  Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

        Section 2.    Exercise of Warrant.

        (a)   Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, pro rata as hereinafter provided, at any time on any Business Day on or after the opening of business on Such Business Day, commencing with the first day of the thirteenth (13th) month after the Issuance Date, and prior to 11:59 P.M. Eastern Time on the Expiration Date, by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the "Exercise Notice"), of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Warrant Exercise Price(s) applicable to the Warrant Shares being purchased, multiplied by the number of Warrant Shares (at the applicable Warrant Exercise Price) as to which this Warrant is being exercised (plus any applicable issue fees or transfer taxes) (the "Aggregate Exercise Price") in cash or wire transfer of immediately available funds and (iii) the surrender of this Warrant (or, an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company as soon as practicable following such date. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the Company shall on the second Business Day following the date of receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) and the receipt of the representations of the holder specified in Section 6 hereof, if requested by the Company (the "Exercise Delivery Documents"), and if the Common Stock is DTC eligible, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company; provided, that if the holder who submitted the Exercise Notice has requested physical delivery of any or all of the Warrant Shares, or, if the Common Stock is not DTC eligible, then the Company shall, on or before the second Business Day following receipt of the Exercise Delivery Documents, issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the holder, for the number of shares of Common Stock to which the holder shall be entitled pursuant to such request. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii) above the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised.

        (b)   Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

        (c)   If the Company or its transfer agent shall fail for any reason or for no reason to issue to the holder within ten (10) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of Warrant Shares to which the holder is entitled or to credit the holder's balance account with The Depository Trust Company for such number of Warrant Shares to which the holder is entitled upon the holder's exercise of this W arrant, the Company shall, in addition to any other remedies under this Warrant or otherwise available to such holder, pay as additional damages in cash to such holder on each day the issuance of such certificate for Warrant Shares is not timely effected an amount equal to 0.5% of the product of (A) the sum of the number of Warrant Shares not issued to the holder on a timely basis and to which the holder is entitled, and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Common Stock to the holder without violating this Section 2.

        (d)   If within ten (10) Business Days after the Company's receipt of the Exercise Delivery Documents, the Company fails to deliver a new Warrant to the holder for the number of Warrant Shares to which such holder is entitled pursuant to Section 2(b) hereof, then, in addition to any other available remedies under this Warrant, or otherwise available to such holder, the Company shall pay as additional damages in cash to such holder on each day after such tenth (10th) Business Day that such delivery of such new Warrant is not timely effected in an amount equal to 0.25% of the product of (A) the number of Warrant Shares represented by the portion of this Warrant which is not being exercised and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Warrant to the holder without violating this Section 2.

        Section 3.    Covenants as to Common Stock.    The Company hereby covenants and agrees as follows:

        (a)   This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

        (b)   All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

        (c)   During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

        (d)   Within sixty (60) days following the first anniversary of the Issuance Date, the Company shall file a registration statement with the Securities and Exchange Commission to secure the listing of the Warrant Shares on the Principal Market in accordance with the terms and conditions regarding the registration rights of holders of Warrants set forth in the Warrant Registration Rights Agreement and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

        (e)   The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all, times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant impairment, consistent with the tenor and purpose of this Warrant. The Company will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

        (f)    This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

        Section 4.    Taxes.    The Company shall pay any and all taxes, except any applicable withholding, which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

        Section 5.    Warrant Holder Not Deemed a Stockholder.    Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of his Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

        Section 6.    Representations of Holder.    The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such tem is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor"). Upon exercise of this Warrant the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

        Section 7.    Ownership and Transfer.    The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

        Section 8.    Adjustment of Warrant Exercise Price and Number of Shares.    The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

        (a)    Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock.    If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

        (b)    Distribution of Assets.    If the Company shall make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a spin off, reclassification, corporate rearrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case:

            (i)  any Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the

  Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date; and

           (ii)  either (A) the number of Warrant Shares obtainable upon exercise this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase Common Stock, the term: of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).

        (c)    Certain Events.    If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions, then the Company's Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided, that no such adjustment pursuant to this Section 8(c) will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.

        (d)    Notices.

            (i)  Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

           (ii)  The Company will give written notice to the holder of this Warrant at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

          (iii)  The Company will also give written notice to the holder of this Warrant at least ten (10) days prior to the date on which any dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

        Section 9.    Lost, Stolen, Mutilated or Destroyed Warrant.    If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

        Section 10.    Notice.    Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

  Vital Living, Inc.
  5080 N. 40th Street, Suite 105
  Phoenix, Arizona 85018
  Attention: President

With a copy to:

  David Alan Miller
  Graubard Miller
  600 Third Avenue
  New York, New York 10016

        If to a holder of this Warrant, to it at the address and facsimile number set forth in the Stock Purchase Agreement, with copies to such holder's representatives as set forth in such Stock Purchase Agreement, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant.

        Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile, waiver or other communication, or (B) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

        Section 11.    Date.    The date of this Warrant is as of December 21, 2003. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date.

        Section 12.    Amendment and Waiver.    Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Warrants representing at least two-thirds of the Warrant Shares issuable upon exercise of the Warrants then outstanding; provided that, except for Section 8(d), no such action may increase the Warrant Exercise Price or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written content of the holder of such Warrant.

        Section 13.    Descriptive Headings; Governing Law.    The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada, or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

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        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of this        day of                        , 2003.

VITAL LIVING, INC.
By:
Stuart A. Benson, Chief Executive Officer

EXHIBIT A TO WARRANT

Exercise Form

(To be executed by the registered owner to purchase

Common Stock pursuant to the Warrant)

To:	VITAL LIVING, INC. 5080 N. 40th Street Suite 105 Phoenix, Arizona 85018

The undersigned hereby: (1) irrevocably subscribed for                        shares of your Common Stock pursuant to this Warrant, and encloses payment of $                        therefor, (2) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address below; and (3) if such number of shares is not all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be issued in the name of the undersigned and delivered to the undersigned at the address below.

Date: (Cannot be earlier than December 21, 2004 [12 months from original date of issuance])

(Please sign exactly as name appears on Warrant)
Address:

Taxpayer ID No.

EXHIBIT B TO WARRANT

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to Federal Identification No.                        , a warrant to purchase                        shares of the capital stock of Vital Living, Inc., a Nevada corporation, represented by warrant certificate no.            ; standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint                        , attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:                        , 20

By:

Its:

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VITAL LIVING, INC. WARRANT TO PURCHASE COMMON STOCK